Exhibit 99.1

Talaris Therapeutics Announces Changes to Board of Directors

BOSTON, MA, and LOUISVILLE, KY, May 17, 2022 – Talaris Therapeutics, Inc. (Nasdaq: TALS), a late-clinical stage cell therapy company developing therapies with the potential to transform the standard of care in solid organ transplantation and severe immune and blood disorders, today announced the appointment of independent director Karen Smith, M.D., Ph.D., MBA, LLM to the Company’s Board of Directors.

“Karen’s long track record of developing and commercializing novel therapies and her wide-ranging industry experience make her a valuable addition to our Board of Directors,” said Francois Nader, M.D., Chairman of the Board of Talaris. “I am pleased to welcome her to the team and I look forward to partnering with her to shape the future development of Talaris’ potentially transformative therapies.”

Dr. Smith joins the Talaris team with over 20 years of biopharmaceutical industry experience overseeing more than 50 clinical trials and more than 20 regulatory approvals leading to global product launches of small molecules, biologics and devices. Dr. Smith currently serves as the Chief Medical Officer at Novosteo, Inc. and as a member of the Board of Directors of Sangamo Therapeutics, Inc., Capstan Therapeutics and Antares Pharma, Inc. Dr. Smith received a B.App.Sc. in biotechnology and a B.Sc. in hematology from Curtin University of Technology, an M.D. from the University of Warwick, her Ph.D. in oncology molecular genetics from the University of Western Australia, an MBA from the University of New England in Australia, and a Master of Laws (LLM) in health law from the University of Salford.

Talaris also announced that Nicholas Galakatos, Ph.D., has retired from its Board. Dr. Galakatos is Global Head of Life Sciences at Blackstone and has served as a board member of Talaris since 2018.

“Nick has been a steadfast supporter of Talaris over the years, and always generous with his time and expertise,” said Scott Requadt, Chief Executive Officer of Talaris. “I am grateful for his contributions and advice and wish him well as he focuses on the next generation of Blackstone Life Sciences portfolio companies.”

About Talaris Therapeutics

Talaris Therapeutics, Inc. is a late-clinical stage cell therapy company developing therapies with the potential to transform the standard of care in solid organ transplantation and severe immune and blood disorders. Talaris maintains corporate offices in Boston, MA, its cell processing facility in Louisville, KY, and additional research operations in Houston, TX.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding the expected contributions of Dr. Smith and other members of the board and management to Talaris’ strategy, business plans and focus. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” or the negative of these terms and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which the Company has operations or does business, as well as on the timing and anticipated timing and results of its clinical trials, strategy and future operations, including the expected timing and results from FREEDOM-1, FREEDOM-2 and FREEDOM-3; the risk that the results of Talaris’ clinical trials, including the early data from the FREEDOM-1 study, may not be predictive of future results in connection with future clinical trials; the timing and outcome of Talaris’ planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the quarter and year ended December 31, 2021, as well as any subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Talaris’ views only as of today and should not be relied upon as representing our views as of any subsequent date. Talaris explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Media Contact

Lisa Raffensperger

Ten Bridge Communications

lisa@tenbridgecommunications.com

(617) 903-8783

Investor Contact

Chris Brinzey

ICR Westwicke

chris.brinzey@westwicke.com

(339) 970-2843